UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2018

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 SW Wanamaker Road, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

The Fifth Office Complex Lease Amendment, effective January 31, 2018 ("Fifth Amendment"), was fully executed on January 29, 2018 by and between Federal Home Loan Bank of Topeka ("FHLBank") and Security Benefit Life Insurance Company. The Fifth Amendment clarifies the responsibilities of the parties with regards to the termination of FHLBank’s occupancy of the Lessor’s Space (as defined in the Fifth Amendment).

The foregoing summary of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Fifth Office Complex Lease Amendment, fully executed on January 29, 2018 with an effective date of January 31, 2018, between Federal Home Loan Bank of Topeka and Security Benefit Life Insurance Company

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Office Complex Lease Amendment, fully executed on January 29, 2018 with an effective date of January 31, 2018, between Federal Home Loan Bank of Topeka and Security Benefit Life Insurance Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

January 31, 2018	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: EVP, Chief Compliance and Ethics Officer and General Counsel

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